UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2024

GALECTO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39655	37-1957007
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 State Street, Suite 100

Boston, MA 02109

(Address of principal executive offices, including zip code)

(+45) 70 70 52 10

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	GLTO	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 – Other Events.

On August 29, 2023, the Company filed with the Secretary of State of the State of Delaware the Certificate of Amendment to effect a one-time reverse stock split of the Company’s common stock, at a ratio of 1-for-25 (the “Reverse Stock Split”). The Reverse Stock Split was effective at 5:00 p.m. Eastern Time, after the close of trading on The Nasdaq Capital Market, on August 29, 2024 (the “Effective Time”). At the Effective Time, every 25 shares of the Company’s issued and outstanding common stock were automatically converted into one share of common stock, without any change in the par value per share. Any stockholder who would otherwise be entitled to a fractional share of common stock created as a result of the Reverse Stock Split was entitled to rounding up of the fractional share to the nearest whole number. On September 10, 2024, Computershare, Inc., the Company's exchange agent for the Reverse Stock Split, informed the Company that it has a total of 1,248,266 shares outstanding following the Reverse Stock Split.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Galecto, Inc.

Date: September 11, 2024	By:	/s/ Hans T. Schambye
Hans T. Schambye, M.D., Ph.D.
President and Chief Executive Officer